EXHIBIT 4.2
Execution Version

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) is dated as of January 3, 2020, among GULF SOUTH PIPELINE COMPANY, LLC, a Delaware limited liability company (the “Successor Company”) (as successor to GULF SOUTH PIPELINE COMPANY, LP, a Delaware limited partnership (the “Issuer”), the Issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer and the Trustee have entered into an indenture (the “Indenture”)
dated as of June 12, 2012;

WHEREAS, the Issuer and the Successor Company wish to enter into this First Supplemental Indenture in connection with (i) the change of the name and organizational form of the Issuer to that of the Successor Company and the continuance of the Issuer as the Successor Company through a conversion (the “Conversion”), (ii) the merger of GS Pipeline Company, LLC with and into the Successor Company, with the Successor Company continuing as the surviving entity (the “GS LLC Merger”) and (iii) the merger of Gulf Crossing Pipeline Company LLC with and into the Successor Company, with the Successor Company continuing as the surviving entity (the “GXP Merger” and, collectively with the GS LLC Merger and the Conversion, the “Reorganization”);

WHEREAS, Section 8.1 of the Indenture provides, in part, that the Issuer may transfer its properties and assets substantially as an entirety to another Person provided (i) the Successor Company expressly assumes, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Notes according to their tenor, and the performance of every covenant of the Indenture and the Registration Rights Agreement on the part of the Issuer to be performed or observed; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and (iii) an Officers’ Certificate and an Opinion of Counsel have been delivered to the Trustee, each stating that such transfer and the supplemental indenture comply with Article Eight of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with;

WHEREAS, Section 7.1(b) of the Indenture provides that the Issuer and the Trustee may amend the Indenture without notice or consent of any Holder to evidence the succession of another Person to the Issuer;

WHEREAS, the Issuer, pursuant to Section 7.1, Section 7.4 and Section 8.1 of the Indenture and in accordance with Section 10.5 of the Indenture, has delivered to the Trustee, or caused to be delivered to the Trustee on its behalf, an Opinion of Counsel and an Officers’ Certificate, dated as of the date hereof, stating (a) that the Reorganization and this First Supplemental Indenture each comply with Article Eight of the Indenture, (b) that all conditions precedent provided for in the Indenture relating to the Reorganization have been complied with and (c) that the execution of this Supplemental Indenture is authorized or permitted by the Indenture and is a legal, valid and binding obligation of the Successor Company enforceable in accordance with its terms and all conditions precedent provided for in the Indenture relating thereto have been complied with; and

WHEREAS, all things necessary to authorize the assumption by the Successor Company of the Issuer’s obligations under the Indenture and to make this First Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

2. Assumption of Obligations. The Successor Company hereby expressly assumes, from and after the date hereof, all of the obligations of the Issuer under the Indenture, the Registration Rights Agreement and the Notes.

3. Succession and Substitution. The Successor Company, from and after the date hereof, by virtue of the aforesaid assumption and the delivery of this First Supplemental Indenture, shall succeed to, and be substituted for, the Issuer under the Indenture, the Registration Rights Agreement and the Notes.

4. Effectiveness and Operativeness. This First Supplemental Indenture shall be deemed to have become effective, and the provisions provided for in this First Supplemental Indenture shall be deemed to have become operative as of the date hereof.

5. Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Issuer and the Successor Company and the Trustee assumes no responsibility for their correctness.

8.     Counterparts. The parties hereto may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. In the event that any signature is delivered by facsimile transmission or by email delivery (including, without limitation, a ".pdf' data file), such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.

9. Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the date first above written.

ISSUER:

GULF SOUTH PIPELINE COMPANY, LP
By: GS Pipeline Company, LLC, its general partner

By:
Name: Jamie L. Buskill
Title: Sr. Vice President, Chief Financial &
Administrative Officer, and Treasurer

SUCCESSOR COMPANY:

GULF SOUTH PIPELINE COMPANY, LLC

By:
Name: Jamie L. Buskill
Title: Sr. Vice President, Chief Financial &
Administrative Officer, and Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the date first above written.

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name: Lawrence M. Kusch
Title: Vice President

Execution Version

GULF SOUTH PIPELINE COMPANY, LP
OFFICERS’ CERTIFICATE PURSUANT TO THE INDENTURE
January 3, 2020

The undersigned officers of GS Pipeline Company, LLC, a Delaware limited liability company and the general partner of Gulf South Pipeline Company, LP, a Delaware limited partnership (the “Issuer”), pursuant to Section 7.1, Section 7.4 and Section 8.1 of the Indenture (the “Indenture”), dated as of June 12, 2012 between the Issuer and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the “Trustee”), and in accordance with Section 10.5 of the Indenture, hereby certify with respect to the execution of the First Supplemental Indenture dated as of January 3, 2020 (the “First Supplemental Indenture”) that they:

1. have read the provisions of the Indenture setting forth the covenants and conditions relating to the execution and delivery of the First Supplemental Indenture;

2. have examined the resolutions relating to the execution and delivery of the First
Supplemental Indenture;

3. have, in their opinion, made such examination or investigation as is necessary to enable them to express an opinion as to whether or not the covenants and conditions referred to in paragraph (1) have been complied with, and whether the First Supplemental Indenture is authorized and permitted under the Indenture;

4. are of the opinion that all such conditions and covenants have been complied with, and that the First Supplemental Indenture complies with the provisions of the Indenture and is authorized and permitted under the Indenture; and

5. the Reorganization, as defined in the First Supplemental Indenture, complies with the provisions of Article Eight of the Indenture.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

GULF SOUTH PIPELINE COMPANY, LP

By: GS Pipeline Company, LLC, its general partner

By:
Name: Jamie L. Buskill
Title: Senior Vice President, Chief Financial &
Administrative Officer and Treasurer

By:
Name: Michael E. McMahon
Title: Senior Vice President, General Counsel and
Secretary

SIGNATURE PAGE TO
OFFICERS’ CERTIFICATE PURSUANT TO THE INDENTURE

Execution Version

Vinson&Elkins

January 3, 2020

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle St., Suite 700
Chicago, IL 60602
Attn: Corporate Trust Administration

Ladies and Gentlemen:

We have acted as counsel for Gulf South Pipeline Company, LP, a Delaware limited partnership (the “Issuer”), and Gulf South Pipeline Company, LLC, a Delaware limited liability company (the “Successor Company”), in connection with the First Supplemental Indenture, dated as of the date hereof (the “First Supplemental Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the “Trustee”), to the Indenture dated June 12, 2012 (the “Indenture”), between the Issuer and the Trustee, pursuant to which the Issuer's 4.000% Notes due 2022 (the “Notes”) were issued. This opinion is being furnished to you pursuant to Section 7.1, Section 7.4 and Section 8.1 of the Indenture and in accordance with Section 10.5 of the Indenture. Any capitalized term used in this letter and not defined herein shall have the meaning assigned to such term in the Indenture.

For purposes of this opinion, we have examined the Indenture (including, without limitation, the provisions thereof relating to the conditions referred to below), the First Supplemental Indenture and the Officers' Certificate dated the date of this letter delivered on behalf of the Issuer to the Trustee and have made such other examination of fact and law as we have considered necessary in order to enable us to render an opinion as to the matters expressed herein. As to certain matters of fact material to the opinions expressed herein, we have relied on the Officers' Certificate referred to above and other certificates delivered on behalf of the Issuer.

In all examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the Indenture constitutes a valid and binding obligation of the Trustee.

V&E

Based on and subject to the foregoing, it is our opinion that:

1.
All conditions precedent provided for in the Indenture relating to the execution and delivery of the First Supplemental Indenture by the Trustee have been complied with and the First Supplemental Indenture complies with the provisions of the Indenture and is authorized and permitted under the Indenture.

2.	The Reorganization, as defined in the First Supplemental Indenture, complies with the provisions of Article Eight of the Indenture.

3.
The First Supplemental Indenture has been duly and validly authorized, executed and delivered by the Issuer and the Successor Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Issuer and the Successor Company, enforceable against the Issuer and the Successor Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and an implied covenant of good faith and fair dealing.

With respect to the opinions set forth in paragraph (3) above, we express no opinion as to the enforceability of any provision of the First Supplemental Indenture to the extent relating to: (i) any failure to comply with requirements concerning notices relating to delay or omission to enforce rights or remedies or purporting to waive or affect rights, claims, defenses or other benefits to the extent that any of the same cannot be waived or so affected under applicable law; (ii) indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or that might require indemnification for, or exculpation from liability on account of, gross negligence, willful misconduct, unlawful acts, fraud or illegality of an indemnified or exculpated party; or (iii) requirements that all amendments, waivers and terminations be in writing.

Our opinion is limited to matters governed by the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the law of any other jurisdiction.

V&E

The opinions in this letter are rendered as of the date hereof, and we expressly disclaim any obligation to update you with respect to changes in facts or law occurring after the date hereof.

The opinions expressed herein are limited to the matters expressly stated herein and are rendered solely for the benefit of the Trustee and may not be relied on for any other purpose or in any manner by any other person, nor may copies be furnished to any other person without our prior written consent.

Very truly yours,

Vinson & Elkins L.L.P.